Exhibit 24



                           CONSENT OF INDEPENDENT AUDITORS


          We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-26549) pertaining to the Ashland Coal, Inc. Employee Thrift Plan and in the related Prospectus and in the Registration Statement (Form S-3, No. 33-46856) and in the related Prospectus of our report dated May 18, 1994, with respect to the financial statements and schedules of the Ashland Coal, Inc. Employee Thrift Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.



                                                           /s/ERNST & YOUNG


          Louisville, Kentucky
          June 21, 1994



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